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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 APRIL 15, 1996
                                (Date of Report)



                                NEORX CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            WASHINGTON                           0-14116                           91-1261311
   (State or Other Jurisdiction           (Commission File No.)                  (IRS Employer
        of Incorporation)                                                     Identification No.)
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               410 WEST HARRISON STREET, SEATTLE, WASHINGTON 98119
               (Address of principal executive offices) (Zip Code)

                                 (206) 281-7001
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

         Board Action. On April 10, 1996, the Board of Directors (the "Board of
Directors") of NeoRx Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.02 per share (the "Common Shares"), of the Company. The dividend is payable on April 19, 1996 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.02 per share (the "Preferred Shares"), of the Company at a price of $40.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First
Interstate Bank, N.A., as Rights Agent.

        Triggering Events. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares and (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding
Common Shares (the earlier of such dates being called the "Distribution
Date"), the Rights will be evidenced by Common Share certificates.

         Rights Are Attached to Common Stock. The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares.
Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on April 10, 2006 (the "Final Expiration Date"), unless the Final
Expiration

Form 8-K                                                                 PAGE 1
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Date is extended or unless the Rights are earlier redeemed or exchanged by the
Company, in each case as described below.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         Exercise of Rights. In the event any person becomes an Acquiring
Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Common Shares.

         If after a person or group of affiliated or associated persons has become an Acquiring person the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the Purchase Price of the Right. If any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring
Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right (subject to adjustment).

         Terms of Preferred Shares. Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per Common
Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum

Form 8-K                                                                 PAGE 2
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preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred
Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common
Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred
Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         Redemption of Rights. At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption
Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Amendment of Rights. The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding
Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that, from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated
April 15, 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Form 8-K                                                                 PAGE 3
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Exhibits

4.1 Rights Agreement, dated as of April 10, 1996, between NeoRx Corporation and First Interstate Bank of Washington, N.A., incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 8-A, dated April 15, 1996.

99.1     Press release issued April 11, 1996.

Form 8-K                                                                 PAGE 4
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEORX CORPORATION



Dated:  April 15, 1996                      By  /s/ ROBERT M. LITTAUER
                                                ----------------------
                                                Robert M. Littauer
                                                Senior Vice President

Form 8-K                                                                 PAGE 5
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                                  EXHIBIT INDEX

Exhibit Number           Description
- --------------           -----------
     4.1                 Rights Agreement, dated as of April 10, 1996, between
                         NeoRx Corporation and First Interstate Bank of
                         Washington, N.A., incorporated herein by reference to
                         Exhibit 2.1 to the Company's Registration Statement on
                         Form 8-A, dated April 15, 1996.

    99.1                 Press release issued April 11, 1996.
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Form 8-K                                                                 PAGE 6